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Exhibit 10(a)

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.
MASTER AGREEMENT

dated as of September 18, 2003

QUIXOTE CORPORATION and HARRIS TRUST AND SAVINGS BANK

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.     Interpretation

(a)
Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)
Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)
Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.     Obligations

(a)
General Conditions.
(i)
Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)
Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)
Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright ©1992 by International Swap Dealers Association, Inc.

(b)
Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)
Netting. If on any date amounts would otherwise be payable:—

(i)
in the same currency; and

(ii)
in respect of the same Transaction,

by each party to the other, then, on such date, each party' s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

        The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph(ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)
Deduction or Withholding for Tax.
(i)
Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:—

(1)
promptly notify the other party ("Y") of such requirement;

(2)
pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)
promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)
if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)
the failure by Y to comply with or perform any agreement contained Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)
the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a

Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

  (ii)
  Liability. If:—

  (1)
  X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

  (2)
  X does not so deduct or withhold; and

  (3)
  a liability resulting from such Tax is assessed directly against X,

  then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)
Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.     Representations

        Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)
Basic Representations.
(i)
Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)
Powers. It has the power to execute this Agreement and any other documentation relating this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)
No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)
Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

  (v)
  Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)
Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)
Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)
Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)
Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)
Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.     Agreements

        Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)
Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)
any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)
any other documents specified in the Schedule or any Confirmation; and

(iii)
upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)
Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)
Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)
Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)
Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.     Events of Default and Termination Events

(a)
Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:—

(i)
Failure to Pay or Deliver. Failure by the party to make, when due, any payment under Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)
Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)
Credit Support Default.
(1)
Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)
the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)
the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)
Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been or repeated;

(v)
Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

  (vi)
  Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

  (vii)
  Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

  (1)
  is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver. trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

  (viii)
  Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

  (1)
  the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

    (2)
    the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)
Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)
Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)
to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)
to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)
Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)
Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)
Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X'), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

  (v)
  Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)
Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.     Early Termination

(a)
Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)
Right to Terminate Following Termination Event.
(i)
Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)
Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect if the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

  If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

  Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

  (iii)
  Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

  (iv)
  Right to Terminate. If:—

  (1)
  a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

    (2)
    an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)
Effect of Designation.
(i)
If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)
Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)
Calculations
(i)
Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)
Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)
Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)
Events of Default. If the Early Termination Date results from an Event of Default:—

(1)
First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the

    Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

    (2)
    First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this agreement.

    (3)
    Second Method and Market Quotations. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

    (4)
    Second Method and Loss. If the Second Method and Loss apply, an mount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

  (ii)
  Termination Events. If the Early Termination Date results from a Termination Event:—

  (1)
  One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

  (2)
  Two Affected Parties. If there are two Affected Parties:—

  (A)
  if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

  (B)
  if Loss applies, each party will determine its Loss in respect of this Agreement (of, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

      If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

  (iii)
  Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

  (iv)
  Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.     Transfer

        Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement maybe transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)
a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)
a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

        Any purported transfer that is not in compliance with this Section will be void.

8.     Contractual Currency

(a)
Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)
Judgements. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)
Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payments is owed and will not be affected by judgement being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)
Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.     Miscellaneous

(a)
Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)
Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)
Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)
Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)
Counterparts and Confirmations.
(i)
This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)
The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)
No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)
Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   Offices; Multibranch Parties

(a)
If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)
Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)
If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.   Expenses

        A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.   Notices

(a)
Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)
if in writing and delivered in person or by courier, on the date it is delivered;

(ii)
if sent by telex, on the date the recipient's answerback is received;

(iii)
if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv)
if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)
if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)
Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given it.

13.   Governing Law and Jurisdiction

(a)
Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)
Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:—

(i)
submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)
waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other Jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgements Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)
Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)
Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

        As used in this Agreement:—

        "Additional Termination Event" has the meaning specified in Section 5(b).

        "Affected Party" has the meaning specified in Section 5(b).

        "Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

        "Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

        "Applicable Rate" means:—

  (a)
  in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

  (b)
  in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date, (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

  (c)
  in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

  (d)
  in all other cases, the Termination Rate.

        "Burdened Party" has the meaning specified in Section 5(b).

        "Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

        "consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

        "Credit Event Upon Merger" has the meaning specified in Section 5(b).

        "Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

        "Credit Support Provider" has the meaning specified in the Schedule.

        "Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

        "Defaulting Party" has the meaning specified in Section 6(a).

        "Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

        "Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

        "Illegality" has the meaning specified in Section 5(b).

        "Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

        "law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

        "Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

        "Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case my be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1)(3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

        "Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

        "Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

        "Non-defaulting Party" has the meaning specified in Section 6(a).

        "Office" means a branch or office of a party, which may be such party's head or home office.

        "Potential Event of Default' means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

        "Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to an make extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

        "Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

        "Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

        "Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

        "Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:—

(a)
the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)
such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

        "Specified Entity" has the meaning specified in the Schedule.

        "Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

        "Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

        "Stamp Tax" means any stamp, registration, documentation or similar tax.

        "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

        "Tax Event" has the meaning specified in Section 5(b).

        "Tax Event Upon Merger" has the meaning specified in Section 5(b).

        "Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

        "Termination Currency" has the meaning specified in the Schedule.

        "Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

        "Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

        "Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

        "Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became Payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

        IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

QUIXOTE CORPORATION		HARRIS TRUST AND SAVINGS BANK
(Name of Party)		(Name of Party)
By:	/s/ Daniel P. Gorey	By:	/s/ Paul Reagan
	Name: Daniel P. Gorey		Name: Paul Reagan
	Title: VP, CFO and Treasurer		Title: EVP & GC
	Date: September 18, 2003		Date: September 18, 2003

(Multicurrency—Cross Border)

ISDA

SCHEDULE
to the
MASTER AGREEMENT

dated as of September 18, 2003

between QUIXOTE CORPORATION ("Party A")

and

HARRIS TRUST AND SAVINGS BANK ("Party B")

Part 1
Termination Provisions

(a)
"Specified Entity" means in relation to Party A for the purpose of:-

  Section 5(a)(v), Affiliates
  Section 5(a)(vi), Affiliates
  Section 5(a)(vii), Affiliates
  Section 5(b)(iv), Affiliates

  and in relation to Party B for the purpose of:-

  Section 5(a)(v), Not Applicable
  Section 5(a)(vi), Not Applicable
  Section 5(a)(vii), Not Applicable
  Section 5(b)(iv), Not Applicable

(b)
"Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)
The "Cross Default" provision of Section 5(a)(vi) will apply to Party A and Party B.

  "Specified Indebtedness" will have the meaning specified in Section 14 and will not include (i) indebtedness in respect of deposits received or (ii) any payment not made because of an intervening change in law making such payment illegal, Force Majeure or act of state, provided that the party had available sufficient funds to make such payment at the time of non-payment.

  "Threshold Amount" shall have the meaning set forth below; for purposes of "Threshold Amount", "Equity" means the stockholders' equity including retained earnings, total partnership capital, net assets, or total capital and reserves, as the case may be, of the Party or its Credit Support Provider.

  "Threshold Amount" means, with respect to Party A, or any Credit Support Provider of Party A, or any Specified Entity of Party A, (i) zero with respect to Specified Indebtedness to Party B and (ii) US$2,000,000 with respect to other Specified Indebtedness.

  "Threshold Amount" means, with respect to Party B, 2% of the Equity of Party B.

(d)
The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party A and Party B.

(e)
The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

  Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-

  (i)
  Market Quotation will apply.

  (ii)
  The Second Method will apply.

(g)
"Termination Currency" means U.S. Dollars

(h)
Additional Termination Event will apply. The following shall constitute an Additional Termination Event as to which Party A shall be the Affected Party:

(i)
If Party B terminates, makes demand or reduces the amount of credit under any credit facility made available to Party A by Party B pursuant to the Credit Agreement (as defined herein).

Part 2
Tax Representations

        NOT APPLICABLE

Part 3
Agreement to Deliver Documents

        For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

  (a)
  Each party shall, as soon as practicable after demand, deliver to the other Party any form or document reasonably requested by the other party, including without limitation, any form or document required to enable such other party to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.

  (b)
  Other documents to be delivered by each party concurrently with the execution and delivery of this Agreement are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Certificate of incumbency containing specimen signatures of each person executing the Agreement and if requested, any Confirmation	Upon execution of this Agreement, and if requested, each Confirmation	Yes
Party A	Legal opinion substantially in the form of Exhibit I attached hereto	Upon execution of this Agreement	No
Party A	Each Credit Support Document of such party listed in Part 4(f) of this Schedule	Upon execution of this Agreement	Yes
Party A	Assumption and Supplement to Guaranty Agreement in the form attached as Exhibit A to the Guaranty Agreement (attached as Exhibit III)	Promptly upon formation or creation of any Significant Domestic Incorporated Subsidiary after the date of this Agreement	Yes
Party A	Legal opinion concerning Party A's Credit Support Providers, substantially in the form of Exhibit II	Upon execution of this Agreement	No
Party A	Legal Opinion concerning any Assumption and Supplement to Guaranty Agreement substantially in the form of Exhibit II	Upon execution of any Assumption and Supplement to Guaranty Agreement	No
Party A	Annual Financial Statements	Promptly upon request	Yes

Part 4
Miscellaneous

(a)
Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

  Address(es) for notices or communications to Party A:-

Address:	Quixote Corporation One East Wacker Drive Suite 3000 Chicago, IL 60601
Attention:	Dan Gorey, Vice-President, CFO and Treasurer
Facsimile:	(312) 467-0562
Telephone:	(312) 705-8400

  Address(es) for notices or communications to Party B:-

  With respect to Transactions:

Address:	Harris Trust and Savings Bank c/o Bank of Montreal 130 Adelaide Street West, Suite 500 Toronto, Ontario M5H 4E1 Canada
	Attention:	Manager, Confirmations
	Facsimile:	(416) 867-4778/6827
	Telephone:	(416) 867-7173

        Any other notice sent to Party B (including without limitation, any notice in connection with Section 5, 6 or 9(b)) shall be copied to the following address:

Address:	Harris Trust and Savings Bank Global Financial Products 115 South LaSalle Street 19th Floor West Chicago, Illinois 60603
	Attention:	Managing Director, Derivative Sales Telephone: (312) 845-4010
(b)
Process Agent. For purposes of Section 13(c) of this Agreement:-

  Party A appoints as its Process Agent: Not Applicable.

  Party B appoints as its Process Agent: Not Applicable

(c)
Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)
Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

  Party A is not a Multibranch Party.

  Party B is not a Multibranch Party and, for purposes of this Agreement and each Transaction entered into pursuant hereto, may act through Harris Trust and Savings Bank, 115 South LaSalle Street, 19th Floor West, Chicago, Illinois 60603.

(e)
Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)
Credit Support Documents means with respect to Party A,

(i)
Credit Agreement.

(ii)
the joint and several Guaranties of Surface Systems, Inc., Highway Information Systems, Inc., Quixote Transportation Safety, Inc., TransSafe Corporation, U.S. Traffic Corporation, Energy Absorption Systems, Inc., Nu-Metrics, Inc., Energy Absorption Systems (AL)LLC, and Significant Domestic Incorporated Subsidiaries, in favour of Party B and in the form attached hereto as Exhibit III.

(g)
Credit Support Providers means with respect to Party A, Surface Systems, Inc., Highway Information Systems, Inc., Quixote Transportation Safety, Inc., TransSafe Corporation, Green Light Transportation, formerly known as U.S. Traffic Corporation, Energy Absorption Systems, Inc., Nu-Metrics, Inc., Energy Absorption Systems (AL)LLC, and Significant Domestic Incorporated Subsidiaries.

(h)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i)
Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j)
"Affiliate" will have the meaning specified in Section 14 of this Agreement.

Part 5
Other Provisions

(a)
2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc., are incorporated by reference in, and will be deemed to be part of, this Agreement and each Confirmation as if set forth in full in this Agreement or in such Confirmation, without regard to any revision or subsequent edition thereof. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant transaction.

(b)
Illegality or Force Majeure. As contemplated by Section 6 of this Agreement, while neither party shall be obligated to violate any applicable law by reason of Section 6 or this Part 5(b), each party shall retain its right to payment pursuant to Section 6(e) if the other party does not perform because of Illegality or Force Majeure.

(c)
Set-off. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or 5(b)(v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section.

  For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

  If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

  Nothing in this Section shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(d)
Conditions to Certain Payments. Notwithstanding the provision of Section 6(e)(i)(3) and (4), as applicable, if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, except to the extent set out below, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied, at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11 (the "Conditional Payment Amount"):

(i)
the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed;

(ii)
all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed;

  provided that if the Conditional Payment Amount exceeds the aggregate amount of the obligations owing to the Non-defaulting Party and Affiliates of the Non-defaulting Party by the Defaulting Party and Affiliates of the Defaulting Party (including without limitation all obligations owing under each Specified Transactions), the Non-defaulting Party shall pay the amount of the excess to the Defaulting Party.

(e)
Relationship between the Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)
Non-Reliance. It is acting for its own account, and it has made its own independent decision to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)
Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)
Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(f)
Bankruptcy Code. The parties hereto intend that this Agreement shall be a "master agreement" for purposes of 11 U.S.C. §101(53B) and 12U.S.C. §1821(e)(8)(D)(vii), or any successor provisions.

(g)
Commodity Exchange Act.

  Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

  (i)
  such party is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act, as amended (the "CEA");

  (ii)
  neither this Agreement nor any Transaction has been executed or traded on a "trading facility" as such term is defined in the CEA; and

  (iii)
  the terms of this Agreement and each Transaction have been subject to individual negotiation.

(h)
Escrow. If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(i)
WAIVER OF JURY TRIAL: EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION. EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE ENTERED INTO THIS AGREEMENT AND ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, IN RELIANCE ON, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

(j)
Telephone Recording. Each party (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential or actual Transaction hereunder; (ii) agrees to obtain any necessary consent of and give notice of such recording to its trading and marketing personnel; and (iii) agrees that such recordings may be submitted in evidence in any proceeding relating to this Agreement, subject to applicable rules of discovery and evidence.

(k)
Additional Definitions. The following definition shall be added to Section 14 in its appropriate alphabetical place:

  "Credit Agreement" means the credit agreement dated as of May 16, 2003 made between Quixote Corporation as Borrower, the Institutions from time to time Parties thereto as Lenders, and The Northern Trust Company as Administrative Agent as amended, supplemented, restated or replaced from time to time (but without giving effect to any amendments, supplements, restatements or replacements thereto, or any waivers or consents granted thereunder, not consented to by Party B).

  "Force Majeure" is a natural or man-made disaster, armed conflict, riot, civil disturbance, or similar event that materially disrupts transportation or communication facilities in the relevant city where the party is to make payment, or otherwise prevents the personnel of the party from performing their duties in connection with such payment, and is beyond the control of the party.

  "Significant Domestic Incorporated Subsidiaries" will have the meaning given to that term in the Credit Agreement.

(l)
Additional Event of Default. In addition to the Events of Default contained in Section 5 of this Agreement, it shall be an Event of Default hereunder, with Party A as the Defaulting Party, if a default, event of default or other similar condition or event (however described) shall have occurred under the Credit Agreement, whether or not the Credit Agreement remains in effect at such time, and without giving effect to any requirement contained in the Credit Agreement that notice of the relevant circumstances be provided by any party, but only requiring that any such notice be provided by Party A to Party B.

(m)
Additional Covenants and Agreements. In addition to the covenants and agreements contained in Section 4 of this Agreement, Party A agrees to observe, perform and comply with all of the covenants and agreements on its part set forth in the Credit Agreement, whether or not the Credit Agreement remains in effect at such time, and such covenants and agreements will be deemed to continue in effect for the benefit of Party B whether or not any commitment remains in effect, or any sum remains payable under the Credit Agreement, provided that any documentation to be delivered to any lender under the Credit Agreement shall be concurrently delivered to Party B.

(n)
Conflict or Inconsistency with the Credit Agreement. Insofar as any provisions of the Credit Agreement incorporated herein conflict with or are inconsistent with any terms, covenants, or conditions in this Agreement, including without limitation Events of Default, covenants and agreements and any other related provisions of this Agreement, then the provisions of this Agreement shall govern to the extent of the conflict or inconsistency, provided that the non-inclusion of a provision in either document shall not constitute a conflict or inconsistency for the purposes of this provision

(p)
Right to Terminate. Party B may, provided that no Event of Default or Potential Event of Default exists with respect to it, elect to terminate any Transaction under this Agreement on the 16th day of May, 2006 or on each anniversary thereafter, (the "Optional Termination Date"), by providing at least thirty (30) days prior notice to the counterparty. Notice may be provided by telephone but is to be followed up with a written notice to be received by the counterparty prior to the Optional Termination Date. In the event Party B, (the "Terminating Party") elects to terminate a Transaction pursuant to the foregoing, Party B shall at or prior to 2:00 p.m. Chicago time on the Optional Termination Date, determine the amount payable in respect of the terminated Transaction (the "Market Value") by making the calculations required by Section 6(e)(i) of the Agreement as if the Optional Termination Date were an Early Termination Date designated as a result of the occurrence of an Event of Default with respect to the Terminating Party and the parties had specified Loss and the Second Method for that purpose. The Market Value will be paid by the relevant party on the second Business Day following the Optional Termination Date.

  If there is a dispute between the parties as to the calculation of the Market Value,

  (a)
  the parties will consult with each other in an attempt to resolve the dispute; and

  (b)
  if the parties fail to resolve the dispute prior to 3:00 p.m. Chicago time on the Optional Termination Date, then Party B shall recalculate the Market Value by making calculations required by Section 6(e)(i) of the Agreement as if the Optional Termination Date were an Early Termination Date designated as a result of the occurrence of an Event of Default with respect to the Terminating Party and the parties had specified Market Quotation and the Second Method for that purpose.

  Promptly following a resolution pursuant to this paragraph, the Market Value will be paid by the relevant party on the second Business Day following the Optional Termination Date.

  Upon payment of such sum as provided herein, the obligations of both parties with respect to this Transaction shall be discharged in full.

QUIXOTE CORPORATION		HARRIS TRUST AND SAVINGS BANK
By:	/s/ DANIEL P. GOREY	By:	/s/ PAUL REGAN
Name:	Daniel P. Gorey	Name:	Paul Regan
Title:	VP, CFO & Treasurer	Title:	EVP & G.C.
Date:	September 18, 2003	Date:	September 18, 2003

GUARANTY AGREEMENT

        THIS GUARANTY AGREEMENT (this "Guaranty") is made as of this 18th day of September, 2003, by and among each of the parties who have executed this Guaranty (collectively the "Guarantors" and individually a "Guarantor") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (the "Bank").

WITNESSETH:

        WHEREAS, the Guarantors are subsidiaries or affiliates of Quixote Corporation, a Delaware corporation (the "Borrower"); and

        WHEREAS, the Borrower and the Bank have entered into a Master Agreement dated as of September 18, 2003 (said Master Agreement, as the same may from time to time be modified, amended or restated, being referred to herein as the "Master Agreement"); and

        WHEREAS, the Borrower provides each of the Guarantors with substantial financial, management, administrative, technical and design support; and

        WHEREAS, the interdependent nature of the businesses of each of the Guarantors and the Borrower is such that the viability of each Guarantor is dependent upon the continued success of the Borrower and upon the continuation of the Borrower's business relationships with such Guarantor, and the continuation thereof necessitates the Borrower's access to credit from the Bank which the Bank will only make available on the condition, among others, that the Guarantors guarantee all indebtedness, obligations and liabilities of the Borrower from time to time owing to the Bank under the Master Agreement; and

        WHEREAS, each Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrower under the Master Agreement.

        NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Bank from time to time, each Guarantor hereby agrees as follows:

        1.     The Guarantors hereby jointly and severally guarantee the full and prompt payment to the Bank when due, whether by acceleration or otherwise, of any and all indebtedness, obligations and liabilities of every kind and nature of the Borrower to the Bank arising under or in connection with the Master Agreement, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, or joint or several (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "indebtedness hereby guaranteed"). Notwithstanding anything in this Guaranty to the contrary, the right of recovery against a Guarantor under this Guaranty shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

        2.     The Guarantors further jointly and severally agree to pay all costs and expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), suffered or incurred by the Bank in enforcing or endeavoring to enforce this Guaranty, in enforcing or endeavoring to collect the indebtedness hereby guaranteed, or any part thereof, and in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

        3.     Each Guarantor agrees that, upon demand, such Guarantor will then pay to the Bank the full amount of the indebtedness hereby guaranteed whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder.

        4.     Each of the Guarantors agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing to the Bank of the indebtedness hereby guaranteed has been paid and all commitments, if any, of the Bank to extend credit to or for the account of the Borrower which, when made, would constitute indebtedness hereby guaranteed shall have terminated. The payment by any Guarantor of any amount or amounts to the Bank pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the indebtedness hereby guaranteed or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the indebtedness hereby guaranteed and all costs and expenses suffered or incurred by said Bank in enforcing this Guaranty have been paid in full and all commitments, if any, of the Bank to extend credit to or for the account of the Borrower which, when made, would constitute indebtedness hereby guaranteed shall have terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the indebtedness hereby guaranteed or any part thereof shall be held and taken to be merely payments in gross to the Bank reducing pro tanto the indebtedness hereby guaranteed.

        5.     The Bank may, without any notice whatsoever to any one, sell, assign, or transfer all of the indebtedness hereby guaranteed, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the indebtedness hereby guaranteed, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this Guaranty for the benefit of the Bank or any such participant, as to so much of the indebtedness hereby guaranteed that it has not sold, assigned or transferred.

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        6.     This Guaranty is a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect until written notice of its discontinuance executed by the Borrower and all the Guarantors shall be actually received by said Bank, and also until any and all of said indebtedness hereby guaranteed created or existing before receipt of such notice shall be fully paid and all commitments, if any, of the Bank to extend credit to or for the account of the Borrower which, when made, would constitute indebtedness hereby guaranteed shall have terminated. The death or dissolution of any of the Guarantors shall not terminate this Guaranty until notice of such death or dissolution shall have been actually received by said Bank, nor until all of said indebtedness hereby guaranteed, created or existing or committed to be extended in each case before receipt of such notice shall be fully paid. The Bank may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner effect or impair the obligations hereunder of the other Guarantors.

        7.     In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Borrower or any of the Guarantors, which either (a) results in a judgment of insolvency or bankruptcy or the entry of an order for its winding-up or liquidation or (b) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution thereof, all of the indebtedness hereby guaranteed which is then existing shall, at the option of the Bank, immediately become due or accrued and payable from the Guarantors. All dividends or other payments received from the Borrower or on account of the indebtedness hereby guaranteed from whatsoever source, shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

        8.     The liability hereunder shall in no wise be affected or impaired by (and said Bank is hereby expressly authorized to make from time to time, without notice to anyone), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of said indebtedness hereby guaranteed, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no wise be affected or impaired by any acceptance by said Bank of any security for or other guarantors upon any of said indebtedness hereby guaranteed, or by any failure, neglect or omission on the part of said Bank to realize upon or protect any of said indebtedness hereby guaranteed, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, creditors or property of said Borrower possessed by said Bank toward the liquidation of said indebtedness hereby guaranteed, or by any application of payments or credits thereon. Said Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said indebtedness hereby guaranteed, or any part of same. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of said Bank at any time to resort for payment to said Borrower or to any other Guarantor, or to any other person or corporations, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Bank shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

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        9.     In the event the Bank shall at any time in its discretion permit a substitution of Guarantors hereunder or a party shall wish to become Guarantor hereunder, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this Guaranty and, in the case of a substitution, in lieu of the Guarantor being replaced. No such substitution shall be effective absent the written consent of the Bank nor shall it in any manner affect the obligations of the other Guarantors hereunder.

        10.   All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said indebtedness hereby guaranteed, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.

        11.   No act of commission or omission of any kind, or at any time, upon the part of said Bank in respect to any matter whatsoever, shall in any way affect or impair this Guaranty.

        12.   The Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor, pertaining to the indebtedness hereby guaranteed, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statue of frauds, antideficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the indebtedness hereby guaranteed, or any set-off available against the Bank to the Borrower or any such other person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the indebtedness hereby guaranteed, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

        13.   If any payment applied by the Bank to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the indebtedness hereby guaranteed to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the indebtedness hereby guaranteed as fully as if such application had never been made.

        14.   The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Bank as a Guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

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        15.   Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.

        16.   Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the appropriate signature page hereof, or such other address or telecopier number as such party may hereafter specify by notice to the Bank given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

        17.   THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF ILLINOIS (without regard to principles of conflicts of laws) in which state it shall be performed by the Guarantors and may not be waived, amended, released or otherwise changed except by a writing signed by the Bank. This Guaranty and every part thereof shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the Guarantors and upon the heirs, legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of said Bank, its successors, legal representatives and assigns. The Guarantors waive notice of the Bank's acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterpart signature pages, each of which shall be an original, but all together to be one and the same instrument.

        18.   Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE TO FOLLOW]

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        IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.

QUIXOTE TRANSPORTATION SAFETY, INC
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
TRANSAFE CORPORATION
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
ENERGY ABSORPTION SYSTEMS, INC.
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President

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ENERGY ABSORPTION SYSTEMS (AL) LLC
By:	Energy Absorption Systems, Inc., Its Sole Managing Member
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
SURFACE SYSTEMS,INC.
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
NU-METRICS, INC.
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President

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HIGHWAY INFORMATION SYSTEMS, INC.
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
U.S. TRAFFIC CORPORATION f/k/a Green Light Acquisition Company
By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President

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        Accepted and agreed to as of the date first above written.

HARRIS TRUST AND SAVINGS BANK
By:	/s/ Paul Reagan
Name:	Paul Reagan
Title:	EVP & GC
Address: 115 South LaSalle Street 19th Floor West Chicago, Illinois 60603 Attention: Managing Director, Derivative Sales Telephone: (312) 845-4010 Facsimile: (312) 845-4075

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IMPORTANT NOTICE TO GUARANTORS

        You are being asked to guarantee this debt, as well as all future debts of the debtor entered into with the bank. Think carefully before you do. If the debtor doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility. You may also have to pay late fees or collection costs, which increase this amount.

        The bank can collect this debt from you without first trying to collect from the debtor. The bank can use the same collection methods against you that can be used against the debtor, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become part of your credit record.

        This notice is not the contract that makes you liable for the debt.

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EXHIBIT A
TO
GUARANTY AGREEMENT

ASSUMPTION AND SUPPLEMENT TO GUARANTY AGREEMENT

        This Assumption and Supplement to Guaranty Agreement (the "Agreement") is dated as of this         day of                   , 20    , made by [new guarantor], a(n)                                 corporation/limited liability company/partnership (the "New Guarantor") in favor of Harris Trust and Savings Bank (the "Bank");

WITNESSETH THAT:

        WHEREAS, certain parties have executed and delivered to the Bank that certain Guaranty Agreement dated as of September 18, 2003 (such Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the "Guaranty") pursuant to which such parties (the "Existing Guarantors") have guaranteed to the Bank the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of Quixote Corporation, a Delaware corporation (the "Borrower"), from time to time owing to the Bank under or in connection with the Master Agreement; and

        WHEREAS, the Borrower provides the New Guarantor with substantial financial, managerial, administrative, technical and design support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrower under the Master Agreement;

        NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Bank from time to time, the New Guarantor hereby agrees as follows:

        1.     The New Guarantor acknowledges and agrees that it shall become a "Guarantor" party to the Guaranty effective upon the date the New Guarantor's execution of this Agreement and the delivery of this Agreement to the Bank, and that upon such execution and delivery, all references in the Guaranty to the terms 'Guarantor' or "Guarantors" shall be deemed to include the New Guarantor.

        2.     The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the indebtedness hereby guaranteed (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

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        3.     All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term "Guarantor" or "Guarantors" and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.

        4.     The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Bank may deem necessary or proper to carry out more effectively the purposes of this Agreement.

        5.     No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.

        6.     This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law) in which state it shall be performed by the New Guarantor.

[NEW GUARANTOR]
By Name Title
Address:
Telephone: ( ) Facsimile: ( )

        Acknowledged and agreed to in Chicago, Illinois, as of the date first above written.

HARRIS TRUST AND SAVINGS BANK
By Name Title
Address:
115 South LaSalle Street 19th Floor West Chicago, Illinois 60603 Attention: Managing Director, Derivative Sales Telephone: (312) 845-4010 Facsimile: (312)845-4075

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QuickLinks

  Exhibit 10(a)
ISDA ® International Swap Dealers Association, Inc. MASTER AGREEMENT
Part 1 Termination Provisions
Part 2 Tax Representations
Part 3 Agreement to Deliver Documents
Part 4 Miscellaneous
Part 5 Other Provisions
GUARANTY AGREEMENT
EXHIBIT A TO GUARANTY AGREEMENT